UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . 28.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 17, 2005 (November 14, 2005)

ALLOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(303) 426-6262

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

The information set forth under Item 5.02 “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” is incorporated herein by reference.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 14, 2005, the Board of Directors (the “Board”) of Allos Therapeutics, Inc. (the “Company”) elected Timothy P. Lynch as a director of the Company and appointed Mr. Lynch to serve as a member of the Audit Committee of the Board.

In accordance with the Company’s Stock Option Grant Program for Non-Employee Directors administered under the Company’s 2000 Stock Incentive Plan (the “2000 Plan”), on November 14, 2005, the Company granted Mr. Lynch an option to purchase 25,000 shares of the Company’s common stock at an exercise price of $2.08 per share, the closing price of the Company’s common stock on the Nasdaq National Market on the date of grant.  The options vest in three equal installments on each of the first, second and third anniversaries of the date of grant, assuming Mr. Lynch’s continued service on the Board for such periods.  The options are subject to the terms and conditions of the 2000 Plan and the Company’s standard form of Nonqualified Stock Option Letter Agreement, copies of which are filed as Exhibits 10.10 and 10.10.2, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

In connection with Mr. Lynch’s election, Mr. Lynch and the Company also entered into an Indemnification Agreement in the same form as has previously been entered into with the Company’s other directors.  The Indemnification Agreement provides indemnity to Mr. Lynch against liabilities incurred in the performance of his duties to the maximum extent permitted by Delaware corporate law and the Company’s Bylaws.  The Company’s form of Indemnification Agreement is filed as Exhibit 10.01 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Item 7.01               Regulation FD Disclosure.

On November 17, 2005, the Company issued a press release announcing the election of Mr. Lynch as a director of the Company and his appointment to the Audit Committee of the Board.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release, dated November 17, 2005, entitled “Allos Therapeutics Appoints Timothy P. Lynch to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November 17, 2005

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Vice President, General Counsel